UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 24, 2025 (June 17, 2025 )

Kestrel Group Ltd
 (Exact name of registrant as specified in its charter)

Bermuda	001-42668	98-1833921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Bermudiana Road, Suite 1141,
Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	KG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm
On June 18, 2025, the independent registered public accounting firm previously engaged by Kestrel Group Ltd ("Kestrel" or the "Company"), Frazier & Deeter, LLC (“F&D”), was dismissed, effective June 18, 2025.
Kestrel did not have any (i) disagreements (as such term is defined in Instruction 4 to Item 304 of Regulation S-K) with F&D during the two most recent fiscal years or in 2025 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to F&D’s satisfaction, would have caused F&D to make reference to the subject matter of the disagreements in their reports on Kestrel’s consolidated financial statements for such years or (ii) any "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) other than the material weaknesses identified relating to certain of Kestrel’s internal controls for the fiscal year ended December 31, 2024. F&D’s report on Kestrel’s financial statements for the years ended December 31, 2024 and 2023 did not contain any adverse opinion, disclaimer of opinion, qualification or modification.
Kestrel provided F&D with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that F&D furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of F&D’s letter, dated as of June 23, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Engagement of New Independent Registered Public Accounting Firm
On June 18, 2025, the audit committee of the board of directors of Kestrel approved the engagement of Ernst & Young LLP ("E&Y") as Kestrel's new independent registered public accounting firm for the year ending December 31, 2025, and interim periods ending after May 27, 2025, effective as of Kestrel’s dismissal of F&D.
Prior to Kestrel's acquisition of Maiden Holdings, Ltd. ("Maiden"), E&Y was engaged as the independent registered public accounting firm of Maiden, to audit Maiden’s financial statements for each of the fiscal years ended December 31, 2024 and December 31, 2023 and review the subsequent interim period through March 31, 2025.
During the fiscal years ended December 31, 2024 and 2023 and through June 18, 2025, neither Kestrel, nor anyone on its behalf, have consulted E&Y with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01	Other Events.

On June 17, 2025, the Supreme Court of the State of New York, County of New York, considered and granted Maiden’s motion to dismiss the complaint filed in the case captioned WUSO Holding Corporation et al v. Maiden Holdings North America, Ltd. et al, Index No. 659861/2024. Plaintiffs may pursue an appeal of this decision and also stated that they would take steps to comply with the no-action clause requesting the indenture trustee to commence a related action. To the extent that Plaintiffs do appeal this decision, or the Indenture Trustee commences an action, Maiden will oppose any such action.
(“Maiden” refers to Maiden Holdings North America, Ltd. and Maiden Holdings, Ltd., both of which are now wholly owned subsidiaries of Kestrel Group Ltd.)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
16.1	Letter from Frazier & Deeter, LLC dated June 23, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 24, 2025	Kestrel Group Ltd

		By:	/s/ Bradford Luke Ledbetter
		Name:	Bradford Luke Ledbetter
		Title:	Chief Executive Officer

June 23, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Kestrel Group Ltd (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Kestrel Group Ltd. dated June 24, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ Frazier & Deeter, LLC

Atlanta, Georgia